UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 10, 2012, Mackinac Financial Corporation (the “Company”) entered into employment agreements with each of (i) Paul D. Tobias, the Company’s Chairman of the Board and Chief Executive Officer and the Chairman of the Board of mBank, the Company’s subsidiary bank (the “Bank”), (ii) Kelly W. George, the Company’s President and the Bank’s President and Chief Executive Officer, (iii) Ernie R. Krueger, the Executive Vice President and Chief Financial Officer of the Bank and the Company, and (iv) Tamara McDowell, the Bank’s Executive Vice President and Chief Credit Officer (each, an “Employment Agreement” and collectively, the “Employment Agreements”).

Each of the Employment Agreements have an initial term (the “Initial Term”) of three (3) years beginning on August 10, 2012 (the “Commencement Date”), and automatically renew at the end of the Initial Term provided that the applicable executive notifies the Board of the Company of such renewal at least one hundred eighty (180) days prior (the “Renewal Date”) to the expiration of the Initial Term or any renewal term and the Board does not notify the applicable executive of its intention not to renew the agreement on or prior to the Renewal Date.  In the event of a change of control of the Company, the Commencement Date of each Employment Agreement automatically resets as of the date of the change of control, resulting in an initial term of three (3) years from the date of such change of control.

Each Employment Agreement supersedes the prior employment agreement between the Company and the applicable executive in its entirety.

The Employment Agreements entitle the applicable executives to, among other benefits, the following compensation:

•                  Mr. Tobias will receive a base salary of at least $267,000, which will be reviewed annually by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).  Mr. Tobias shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Company’s long term incentive plan (the “Plan”).  In addition, in the event Mr. Tobias’ employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. Tobias will be entitled to a lump sum payment of 2.99 times his annual base salary as of such termination.

•                  Mr. George will receive a base salary of at least $272,000, which will be reviewed annually by the Compensation Committee. Mr. George shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Plan.  In addition, in the event Mr. George’s employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. George will be entitled to a lump sum payment of 2.99 times his annual base salary as of such termination.

•                  Mr. Krueger will receive a base salary of at least $194,500, which will be reviewed annually by the Compensation Committee. Mr. Krueger shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Plan.  In addition, in the event Mr. Krueger’s employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. Krueger will be entitled to a lump sum payment of 2.0 times his annual base salary as of such termination.

•                  Ms. McDowell will receive a base salary of at least $150,000, which will be reviewed annually by the Compensation Committee. Ms. McDowell shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Plan.  In addition, in the event Ms. McDowell’s employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Ms. McDowell will be entitled to a lump sum payment of 2.0 times her annual base salary as of such termination.

The Employment Agreements are filed, respectively, as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Form 8-K. The foregoing disclosure is qualified by reference to those exhibits.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2012, the Board of Directors of the Company increased its number by one and appointed Mr. David R. Steinhardt as a director of the Company.  Mr. Steinhardt, 43, has been the owner and managing partner of Wooster Capital Management, LP, an investment advisor, since April 2003. From October 2011 to present, Mr. Steinhardt has served as president of KCPS Capital USA, Ltd., an investment advisor.  From March 2012 to present, Mr. Steinhardt has been the owner and manager of Steinhardt Capital Management, LLC, which is the general partner of Steinhardt Capital Investors, LLLP (“SCI”).  Mr. Steinhardt has also been a limited partner of SCI since that time.

Pursuant to a Securities Purchase Agreement with Steinhardt Capital Investors, LLLP (“SCI”), which was amended and restated on May 23, 2012 and further amended on May 31, 2012 (as amended, the “Securities Purchase Agreement”), which, as described below, closed on August 10, 2012, for so long as SCI and its affiliates own 5% or more of the Company’s common shares, the Company agreed to take all action necessary to cause one (1) person designated by SCI to be elected to the Company’s board of directors and, so long as such person is appropriately qualified, to recommend to the Company’s shareholders that they elect such designee to the board of directors.  Mr. Steinhardt was appointed to the Company’s board of directors pursuant to these contractual rights.  Other than as set forth in the Securities Purchase Agreement, there is no relationship between Mr. Steinhardt and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The information set forth in Item 1.01 hereof concerning the Employment Agreements is incorporated herein by reference.

Item 8.01.  Other Events.

As previously reported by the Company, on March 27, 2012, the Company entered into the Securities Purchase Agreement with SCI.  Pursuant to the Securities Purchase Agreement and contingent upon receipt of approval from the Federal Reserve, SCI agreed to purchase a number of shares of the Company’s common stock, depending on the outcome of the Company’s previously announced $7 million rights offering (the “Rights Offering”) at the same $5.75 per share price as offered to the Company’s shareholders in the Rights Offering (the “SCI Investment”).  SCI received approval from the Federal Reserve on August 3, 2012.  Based upon the results of the rights offering, SCI purchased 922,788 shares of the Company’s common stock on August 10, 2012 at $5.75 per share, for an aggregate purchase price of $5,306,031.  A press release regarding the closing of the SCI Investment and the appointment of Mr. Steinhardt to the board of directors of the Company is attached hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Paul D. Tobias.

10.2	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Kelly W. George.

10.3	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Ernie R. Krueger.

10.4	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Tamara McDowell.

99	Press Release of Mackinac Financial Corporation dated August 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

August 15, 2012	/s/ Ernie R. Krueger
(Date)	Ernie R. Krueger
Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Paul D. Tobias.

10.2	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Kelly W. George.

10.3	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Ernie R. Krueger.

10.4	Employment Agreement, dated as of August 10, 2012, by and between Mackinac Financial Corporation and Tamara McDowell.

99	Press Release of Mackinac Financial Corporation dated August 14, 2012.